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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DOMINION ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dominion Energy, Inc. 600 East Canal Street, Richmond, VA 23219 DominionEnergy.com

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT FOR THE

DOMINION ENERGY, INC.

2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 7, 2025

This Supplemental Information to the Proxy Statement, dated April 8, 2025 (this Supplement), supplements the Definitive Proxy Statement of Dominion Energy, Inc. (the Company) filed with the Securities and Exchange Commission (the SEC) on March 28, 2025 (the Proxy Statement), relating to the 2025 Annual Meeting of Shareholders of the Company (the Annual Meeting) to be held on Wednesday, May 7, 2025 at 9:30 a.m. Eastern Time, exclusively online via webcast at www.virtualshareholdermeeting.com/D2025.

The purpose of this Supplement is to correct an error in the beneficial ownership table included on page 84 of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management – Beneficial Ownership as of March 14, 2025” with respect to the number of shares of the Company’s common stock beneficially owned by Susan N. Story. The number of shares of the Company’s common stock beneficially owned by Ms. Story was inadvertently omitted from the version of the Proxy Statement filed on EDGAR due to a technical error. The printed version of the Proxy Statement mailed to shareholders and the courtesy PDF copy provided to the SEC on March 28, 2025 with the EDGAR filing included the correct information with respect to the number of shares of the Company’s common stock beneficially owned by Ms. Story.

Accordingly, the Proxy Statement disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management – Beneficial Ownership as of March 14, 2025” is amended and replaced in its entirety with the revised version provided on the following page. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Except for the information in this Supplement regarding the disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management – Beneficial Ownership as of March 14, 2025,” all information set forth in the Proxy Statement remains unchanged.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 14, 2025, the number of shares of our common stock beneficially owned by each of our directors and NEOs, and by all directors and executive officers as a group.

Beneficial Ownership as of March 14, 2025(1)

Name	Shares of Common Stock	Deferred Stock Accounts(2)	Restricted Shares	Total(3)

James A. Bennett	8,965	19,789	—	28,753
Robert M. Blue	161,312	—	—	161,312
Paul M. Dabbar	4,797	—	—	4,797
D. Maybank Hagood	3,848	17,475	—	21,323
Mark J. Kington	92,675	122,318	—	214,993
Kristin G. Lovejoy	—	14,228	—	14,228
Joseph M. Rigby	8,762	27,352	—	36,114
Pamela F. Royal, M.D.	17,434	36,593	—	54,026
Robert H. Spilman, Jr.	35,441	17,195	—	52,636
Susan N. Story	27,348	18,027	—	45,375
Vanessa Allen Sutherland	475	8,572	—	9,047
Edward H. Baine	28,886	—	19,611	48,497
Carlos M. Brown	20,521	3,616	33,475	57,612
Diane Leopold(4)	67,206	—	37,118	104,324
Steven D. Ridge	7,442	—	37,759	45,201
All directors and current executive officers as a group (17 persons)(4)(5)	469,081	295,064	157,167	921,313
(1)
For purposes of this Proxy Statement, beneficial ownership includes securities over which a person, directly or indirectly, has sole or shared voting or investment power and securities that a person has a right to acquire beneficial ownership of within 60 days after March 14, 2025. Unless otherwise noted, all securities are held directly by the director or executive officer and such person has sole voting and investment power with respect to such securities. Fractional shares have been rounded to the nearest whole share and totals may not foot due to rounding.
(2)
Includes shares in trust under the Non-Employee Directors Compensation Plan for which a director has voting rights and deferred shares held in the DCP by executive officers.
(3)
Includes shares as to which a director or executive officer (i) has sole voting and/or investment power or (ii) voting and/or investment power is shared with or controlled by another person as follows: Mr. Kington, 11,350 (shares held in joint tenancy); Mr. Spilman, 2,834 (shares held in trust); Mr. Brown, 28 (shares held in joint tenancy with spouse); and all directors and executive officers as a group (17 persons), 14,336.
(4)
Ms. Leopold is included in the table as a NEO for the fiscal year ended December 31, 2024. In connection with Ms. Leopold’s upcoming retirement and Mr. Baine’s assumption of responsibility for utility operations as President – Utility Operations and Dominion Energy Virginia effective January 1, 2025, Ms. Leopold is not included in the group total as an executive officer.
(5)
Neither any individual director or executive officer nor all of the directors and executive officers as a group owns more than 1% of Dominion Energy’s outstanding shares as of March 14, 2025.